October 25, 2017

SRC Energy Issues Preliminary Third Quarter 2017 Results; Provides an Operations Update; Announces Third Quarter 2017 Earnings Release and Conference Call Dates
DENVER, CO October 25, 2017 (GlobeNewswire)—SRC Energy Inc. (NYSE AMEX: SRCI) (“SRC” or the “Company”), an oil and gas exploration and production company focused in the Denver-Julesburg Basin, today issues preliminary third quarter 2017 operating results, provides an operations update and announces its third quarter 2017 earnings release and conference call dates.

Production and Average Realized Pricing Summary

	Three Months Ended
	9/30/2017	6/30/2017	Sequential % Chg.	9/30/2016
Average Daily Volumes	3-Stream			2-Stream
Daily Production (BOE/day)	40,378	32,624	24%	10,794
Liquids %	67%	65%		52%
Product Price Received
Crude Oil ($/Bbl)	$42.37	$41.15	3%	$35.67
Natural Gas Liquids ($/Bbl)	$17.32	$13.18	31%	NA
Natural Gas ($/Mcf)	$2.35	$2.29	3%	$2.73
Differentials
NYMEX WTI	$(5.810)	$(7.090)	18%	$(9.230)
NYMEX Henry Hub	$(0.640)	$(0.790)	19%	$(0.150)
Unit Costs
Lease Operating Expense ($/BOE)	$1.40	$1.69	-17%	$3.84

October 25, 2017

Well Performance Update
Ninety and 180-day, production averages by lateral length are presented in the table below for pads that have reached those milestones:

			Avg. 90-Day		Avg. 180-Day
Pad Name	Well Count	Lateral Length	BOED	Oil Yield	BOED	Oil Yield
Evans	13	LL	835	42%	818	38%
Evans	9	XL	828	42%	878	41%
Wiedeman	4	SL	655	51%	563	46%
Wiedeman	4	LL	715	60%	683	57%
Kawata	10	ML	591	31%
Williams	8	ML	559	69%

Capital Expenditures
The following table summarizes capital expenditures for drilling and completion activities:

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Capital Expenditures for drilling and completion activities
Operated	$94,971	$290,717
Non-operated	64,561	92,311
Total	$159,532	$383,028
Includes facilities costs
The non-operated capital expenditures are driven by the Company's decision to participate in several wells located within SRC's core operating area. The Company is actively conveying its interests in many of the underlying wells through signed or anticipated agreements.  If successful, the Company should recover approximately 50% of its non-operated capital expenditures.

October 25, 2017

Operations Update
During the quarter ended September 30, 2017, SRC drilled 24 gross (~19 net) wells and turned to sales 38 gross (~34 net) wells. The table below details all recent activity:

			Gross Well Count by Zone
Pad Name	Lateral Length	Avg. WI	Niobrara	Codell	Status
Orr	12 ML	97%	7	5	TTS
Orr State	12 ML	95%	7	5	TTS
Goetzel	12 ML	76%	7	5	TTS
Hood	12 ML	84%	8	4	TTS
Beebe	12 ML	73%	7	5	Milling Plugs
Leffler	12 LL	86%	7	5	Stimulating
Ag	12 LL	79%	7	5	WOC
Falken	12 LL	69%	7	5	Drilling
Falken	6 SL	69%	4	2	Drilling
Goetzel	12 ML	82%	7	5	Drilling
TTS - Turned to sales | WOC - Waiting on completion

Guidance
The Company anticipates full year 2017 operated drilling and completion capital expenditures to be approximately $360 million. With continued drilling and completion efficiencies, the Company now expects to drill approximately 118 gross operated wells and stimulate approximately 119 gross operated wells during the year. Non-operated drilling and completion capital expenditures for 2017 are expected to be approximately $60 million which is net of capital that should be recovered as described above. Production guidance for 2017 is maintained at 33-35 MBOE per day.

Lease operating expense for the year ending December 31, 2017, is expected to average $1.75 - $2.00 per BOE. Oil differentials for the full year are expected to average $7.25 - $7.50 per barrel.

October 25, 2017

Management Comment
Lynn A. Peterson, Chairman and CEO of SRC Energy commented, "As we move into the final quarter of the year, it's a good time to reflect on all that the SRC team has accomplished over the last 18 months. The transformation has been dramatic when you consider the change in concentration of the Company's acreage which made it possible to design and begin executing on an extremely efficient development plan. I am proud of how our team has performed and the dedication that they have shown."

Mr. Peterson also remarked, "We will continue to execute on our development plans while maintaining a strong balance sheet and the flexibility to adjust the Company's activity levels depending on the economic environment. Creating value for our shareholders is our goal and being a good steward of SRC's capital while focusing on efficient operations is core to achieving that goal."

Third Quarter 2017 Earnings Release and Call
SRC plans to issue its third quarter earnings release on Wednesday, November 1, 2017 after the close of trading on the New York Stock Exchange.

SRC will host a conference call on Thursday, November 2, 2017 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the results. The call will be conducted by Chairman and CEO Lynn A. Peterson, CFO James Henderson, Chief Development Officer Nick Spence, Chief Operations Officer Mike Eberhard and Manager of Investor Relations John Richardson. A Q&A session will immediately follow the discussion of the results for the quarter.

October 25, 2017

To participate in this call please dial:
Domestic Dial-in Number: (877) 407-9122
International Dial-in Number: (201) 493-6747
Webcast: http://srcenergy.equisolvewebcast.com/q3-2017

Replay Information:
Conference ID #:  411931
Replay Dial-In (Toll Free US & Canada):  877-660-6853
Replay Dial-In (International):  201-612-7415
Expiration Date:  11/14/17

Upcoming Investor Conferences
Presentations provided in conjunction with these events will be available on SRC's website at www.srcenergy.com the morning of the respective presentation. Members of SRC senior management will participate in the following hosted investor events, please refer to the Company’s website for specific presentation dates and attendees:
Baird's 2017 Global Industrial Conference - November 8, 2017 Chicago, IL
Jefferies Energy Conference - November 28-29, 2017 Houston, TX
Capital One Securities 12th Annual Energy Conference - December 6, 2017 New Orleans, LA

About SRC Energy Inc.
SRC Energy Inc. is a domestic oil and natural gas exploration and production company. SRC's core area of operations is in the Wattenberg Field of the Denver-Julesburg Basin. The Company's corporate offices

October 25, 2017

are located in Denver, Colorado. More company news and information about SRC is available at www.srcenergy.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely", “guidance” or similar expressions indicates a forward-looking statement. Forward-looking statements herein include statements regarding expected third quarter and full-year 2017 results, including capital expenditures, costs, drilling and completion activities, actively conveying its interests in many of the underlying wells through signed or anticipated agreements, midstream activities and production. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the Company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the Company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; agreements to convey many of the underlying wells through signed or anticipated agreements may not be completed; the Company's ability to raise additional capital, as it may

October 25, 2017

be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the Company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the Company's ability to identify, finance and integrate any future acquisitions; the volatility of the Company's stock price; and the other factors described in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, all of which are incorporated by reference in this release. Results presented for the third quarter of 2017 are preliminary and subject to change as the Company finalizes its financial statements for the quarter.

Company Contact:
John Richardson (Investor Relations Manager)
SRC Energy Inc.
Tel 720-616-4308
E-mail: jrichardson@srcenergy.com